Contact:    Marissa Vidaurri
Investor Relations
(512) 683-5215

National Instruments Reports Q1 2020 Revenue of $309 Million
Company in a position of strength with steady year-over-year revenue results and strong balance sheet

Q1 2020 Highlights

•	Revenue of $309 million, down less than 1 percent year-over-year

•	Organic revenue growth of approximately 2 percent year-over-year

•	GAAP gross margin of 73 percent and non-GAAP gross margin of 76 percent

•	GAAP net income of $133 million, which includes $123 million gain, net of tax, related to AWR divestment

•	Non-GAAP net income of $34 million, down 15 percent year-over-year

•	Fully diluted GAAP EPS of $1.01 and fully diluted non-GAAP EPS of $0.26

•	EBITDA of $189 million

•	Cash and short-term investments of $584 million as of Mar. 31, 2020

AUSTIN, Texas - April 30, 2020 - National Instruments (Nasdaq: NATI) today announced Q1 2020 revenue of $309 million, down less than 1% year-over-year. The sale of our AWR subsidiary to Cadence closed on January 15, 2020. Organic revenue, which we define as GAAP revenue excluding the impact of acquisitions and divestitures completed within the past twelve months, grew approximately 2 percent year-over-year.

For Q1, organic order growth, defined as growth in the value of the company’s orders excluding the impact of acquisitions and divestitures noted above, was up 1 percent year over year. For Q1, the Americas region had year-over-year organic order growth of 8 percent. EMEIA orders were down 3 percent with weakness toward the end of the quarter; in APAC, where COVID-19 disrupted customer purchasing behaviors most significantly during the quarter, orders were down 5 percent year-over-year in Q1; Greater China orders were down 12 percent year-over-year in the first quarter but as travel and other restrictions started to be lifted, business returned to more normal levels as orders were up 3 percent year-over-year for March 2020.

In Q1 2020, on an organic order growth basis, orders over $20,000 were up 7 percent year-over-year and orders under $20,000 were down 8 percent year over year; demonstrating the continued relative strength of the company's systems level business.

Geographic revenue in U.S. dollar terms for Q1 2020 compared with Q1 2019 was up 2 percent in the Americas, up 5 percent in APAC and down 8 percent in EMEIA. Excluding the impact of foreign currency exchange, revenue was up 2 percent in the Americas, up 6 percent in APAC and down 7 percent in EMEIA. Historical revenue from these three regions can be found on NI’s investor website at www.ni.com/nati.

In Q1, GAAP gross margin was 73 percent and non-GAAP gross margin was 76 percent. The recent divestiture of AWR reduced our margin by 50 basis points year-over-year and will continue to do so at approximately that level through 2020. In Q1, Gross margin is also down year-over-year by approximately one percent due to an operational change in our services offerings that moved cost from Sales and Marketing expense to Cost of Sales. This has no impact on operating margin.

Excluding the gain from the divestment of AWR, GAAP operating expenses were $214 million, up 1 percent year-over-year. Total non-GAAP operating expenses were down 3 percent year-over-year at $194 million. Our GAAP operating income of $172 million includes a gain of approximately $160 million related to the sale of our AWR business. GAAP operating margin, excluding the gain from the divestment of AWR, was 4 percent in Q1, with GAAP operating income of $12 million excluding the gain from the divestiture of AWR, down 48 percent from Q1

2019 operating income. Non-GAAP operating margin was 13 percent in Q1, with non-GAAP operating income of $41 million, down 7 percent year-over-year.

GAAP net income for Q1 was $133 million, with fully diluted earnings per share (EPS) of $1.01, and non-GAAP net income was $34 million, with non-GAAP fully diluted EPS of $0.26. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $189 million for Q1.

“I am proud of the resiliency within our business and from our employees as we delivered results within expectations for Q1 at a time of crisis due to COVID-19. I believe this is a testament to the stability provided by our broad customer base, end-market diversity, and the value our customers see in our innovative platform,” said Eric Starkloff, NI CEO. “With the right strategy in place and our experience navigating in tough times, I remain confident we can maintain stability in the short-term while staying focused on our long-term growth ambitions.”

“Our ability to close the quarter within guidance during this unprecedented crisis brings me confidence. Our strategic focus is clear and our current outlook for long-term growth remains positive," said Karen Rapp, NI CFO. "We remain cautious to what lies ahead with a high degree of uncertainty for the industrial economy. In 2020, we plan to preserve strategic investments while continuing to demonstrate disciplined expense management. Our strong balance sheet and record cash position provides us the capability to keep our capital allocation priorities unchanged."

As of Mar. 31, 2020, NI had $584 million in cash and short-term investments. During Q1, NI paid $34 million in dividends and repurchased approximately 165,000 shares of our common stock at an average price of $39.58 per share. The NI Board of Directors approved a dividend of $0.26 per share payable on June 8, 2020, to stockholders of record on May 18, 2020. On April 16, 2020, we increased our revolving credit line with Wells Fargo from $5 million to $95 million to provide additional liquidity and flexibility. We have not drawn on the revolver at this time.
The company’s non-GAAP results exclude, as applicable, the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gain on buildings and related charitable contributions, tax effects related to businesses held for sale, gain on sale of business, and capitalization and amortization of internally developed software costs. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

Outlook
The total impact of COVID-19 on our economy remains highly uncertain and we have limited visibility into the second quarter making the impact hard to quantify. As a result, we will not provide guidance for Q2 2020 at this time. We do plan to release a business update on June 9 when we expect to have clearer insight into the quarter.

With so much uncertainty for 2020, our goal is to focus on our profitability while maintaining our capacity to accelerate our growth in the future. On the expense side, we will continue to be diligent in managing expenses. Some of the actions we will take include significantly limiting hiring, cutting discretionary spending, shifting marketing from in-person events to a more virtual experience, temporarily reducing executive pay, pushing out our merit cycle to 2021, and prioritizing travel for customer visits. In addition, our variable pay will adjust with actual business results. We believe these actions will enable us to avoid layoffs and maintain capacity in order to accelerate our growth in the future. For Q2, we are currently estimating non-GAAP operating expenses to be down 1 percent to 2 percent sequentially.

Conference Call Information
Interested parties can listen to the Q1 2020 earnings conference call with NI Management today at www.ni.com/call or dial (855) 212-2361 and enter confirmation code 4779981. Replay information is available by calling (855) 859-2056, confirmation code 4779981, shortly after the call through May 5 at 11:59 p.m. CT or by visiting the company’s website at www.ni.com/call.

Non-GAAP Presentation
In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and fully diluted EPS for the three-month periods ending Mar. 31, 2020 and 2019, on a GAAP and non-GAAP basis. This news release also discloses the year-over-year change in the company’s non-GAAP organic revenue for Q1.

When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gains on buildings and related charitable contributions, tax effects related to businesses held-for-sale, gain on sale of business, and capitalization and amortization of internally developed software costs in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals; to allocate resources; and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.
This news release discloses the company’s EBITDA for the three-month periods ending Mar. 31, 2020 and 2019. The company believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA to GAAP net income is included with this news release. This news release also discloses the year-over-year change in the company's organic revenue for Q1. The company believes that including its year-over-year change in organic revenue assists investors in assessing the company's operational performance. A reconciliation of its year-over-year change in organic revenue to its year-over-year change in GAAP revenue is included with this news release.

Forward-Looking Statements
This release contains “forward-looking statements” including statements regarding the company being in a position of strength with steady year-over-year revenue results and a strong balance sheet, continued relative strength of the company's systems level business, the recent divestiture of AWR reduced our margin by 50 basis points year-over-year and will continue to do so at approximately that level through 2020, belief that the resiliency within our business and from our employees as we delivered results within expectations for Q1 at a time of crisis due to COVID-19 is a testament to the stability provided by our broad customer base, end-market diversity, and the value our customers see in our innovative platform, with the right strategy in place and our experience navigating in tough times, I remain confident we can maintain stability in the short-term while staying focused on our long-term growth ambitions, our ability to close the quarter within guidance during this unprecedented crisis brings me confidence, that our strategic focus is clear and our current outlook for long-term growth remains positive, we remain cautious to what lies ahead with a high degree of uncertainty for the industrial economy, that in 2020, we plan to preserve strategic investments while continuing to demonstrate disciplined expense management, our strong balance sheet and record cash position provides us the capability to keep our capital allocation priorities unchanged, that the total impact of COVID-19 on our economy remains highly uncertain and we have limited visibility into the second quarter making the impact hard to quantify, that we plan to release a business update on June 9 when we expect to have clearer insight into the quarter, with so much uncertainty for 2020, our goal is to focus on our profitability while maintaining our capacity to accelerate our growth in the future, that we will continue to be diligent in managing expenses, some of the actions we will take include significantly limiting hiring, cutting discretionary spending, shifting marketing from in-person events to a more virtual experience, temporarily reducing executive pay, pushing out our merit cycle to 2021, and prioritizing travel for customer visits, we believe these actions will enable us to avoid layoffs to maintain capacity in order to accelerate our growth in the future, and for Q2, we are currently estimating non-GAAP operating expenses to be down 1 percent to 2 percent sequentially. These statements are subject to a number of risks and uncertainties, including the risk of uncertainties related to the COVID-19 virus, any further adverse changes or fluctuations in the global economy, foreign exchange fluctuations, fluctuations in demand for NI products including orders from NI’s large customers, component shortages, delays in the release of new products, the company’s ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions by NI, expense overruns, adverse effects of price changes or effective tax rates. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the year ended Dec. 31, 2019 and the other documents it files with the SEC for other risks associated with the company’s future performance.

About NI
NI (ni.com) develops high-performance automated test and automated measurement systems to help you solve your engineering challenges now and into the future. Our open, software-defined platform uses modular hardware and an expansive ecosystem to help you turn powerful possibilities into real solutions. (NATI-F)
National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	March 31,	December 31,
	2020	2019
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$254,441	$194,616
Short-term investments	329,573	237,983
Accounts receivable, net	213,015	248,872
Inventories, net	208,493	200,410
Prepaid expenses and other current assets	64,972	65,477
Total current assets	1,070,494	947,358

Property and equipment, net	245,166	243,717
Goodwill	253,191	262,242
Intangible assets, net	76,308	84,083
Operating lease right-of-use assets	66,245	70,407
Other long-term assets	51,461	44,082
Total assets	$1,762,865	$1,651,889

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$50,259	$52,192
Accrued compensation	38,808	47,732
Deferred revenue - current	117,598	131,445
Operating lease liabilities - current	13,942	13,431
Other current liabilities	60,065	40,607
Other taxes payable	33,064	20,716
Total current liabilities	313,736	306,123

Deferred income taxes	12,475	14,065
Liability for uncertain tax positions	6,756	6,652
Income tax payable - non-current	69,151	69,151
Deferred revenue - non-current	32,853	33,480
Operating lease liabilities - non-current	36,429	40,650
Other long-term liabilities	11,348	5,418
Total liabilities	$482,748	$475,539

Stockholders' equity:
Preferred stock	$—	$—
Common stock	1,306	1,305
Additional paid-in capital	973,354	953,578
Retained earnings	335,876	242,537
Accumulated other comprehensive loss	(30,419)	(21,070)
Total stockholders' equity	1,280,117	1,176,350
Total liabilities and stockholders' equity	$1,762,865	$1,651,889

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net sales:
Product	$273,978	$277,702
Software maintenance	35,403	33,372
Total net sales	309,381	311,074

Cost of sales:
Product	82,071	74,188
Software maintenance	1,690	1,887
Total cost of sales	83,761	76,075

Gross profit	225,620	234,999

Operating expenses:
Sales and marketing	115,746	117,551
Research and development	71,621	66,166
General and administrative	26,180	27,883
Total operating expenses	213,547	211,600
Gain on sale of business	159,753	—
Operating income	171,826	23,399

Other income (expense):
Interest income	2,299	2,234
Net foreign exchange (loss) gain	(505)	366
Other loss, net	(1,234)	(24)

Income before income taxes	172,386	25,975

Provision for income taxes	39,731	2,755

Net income	$132,655	$23,220

Basic earnings per share	$1.02	$0.18
Diluted earnings per share	$1.01	$0.17

Weighted average shares outstanding -
Basic	130,613	132,252
Diluted	131,357	133,367

Dividends declared per share	$0.26	$0.25

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Three Months Ended
	March 31,
	2020	2019
Cash flow from operating activities:
Net income	$132,655	$23,220
Adjustments to reconcile net income to net cash provided by operating activities:
Disposal gain on sale of business	(159,753)	—
Depreciation and amortization	19,265	18,012
Stock-based compensation	12,104	11,034
Tax benefit from deferred income taxes	(1,599)	(1,650)
Net change in operating assets and liabilities	40,948	(8,469)
Net cash provided by operating activities	43,620	42,147

Cash flow from investing activities:
Capital expenditures	(12,816)	(10,936)
Proceeds from sale of business	158,973	—
Capitalization of internally developed software	(1,915)	(2,279)
Additions to other intangibles	(112)	(106)
Acquisitions of equity-method investments	—	(9,784)
Purchases of short-term investments	(206,331)	(60,094)
Sales and maturities of short-term investments	111,827	81,151
Net cash provided by (used by) investing activities	49,626	(2,048)

Cash flow from financing activities:
Proceeds from issuance of common stock	8,991	9,213
Repurchase of common stock	(6,526)	(46,404)
Dividends paid	(33,997)	(33,110)
Net cash used by financing activities	(31,532)	(70,301)

Impact of changes in exchange rates on cash	(1,889)	(418)

Net change in cash and cash equivalents	59,825	(30,620)
Cash and cash equivalents at beginning of period	194,616	259,386
Cash and cash equivalents at end of period	$254,441	$228,766

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, capitalization and amortization of internally developed software costs, restructuring charges and gain on sale of business that were recorded in the line items indicated below (unaudited) (in thousands)

	Three Months Ended
	March 31,
	2020	2019
Stock-based compensation
Cost of sales	$804	$793
Sales and marketing	5,175	4,375
Research and development	3,520	3,550
General and administrative	2,603	2,316
Provision for income taxes	(1,502)	(1,836)
Total	$10,600	$9,198

Amortization of acquisition intangibles
Cost of sales	$746	$851
Sales and marketing	486	499
Research and development	28	28
Other loss, net	124	—
Provision for income taxes	(157)	(194)
Total	$1,227	$1,184

Acquisition transaction costs, restructuring charges, and other
Cost of sales	$20	$—
Sales and marketing	6,373	2,143
Research and development	4,669	345
General and administrative	(1,014)	912
Other loss, net	128	—
Gain on sale of business(1)	(159,753)	—
Provision for income taxes	34,754	(840)
Total	$(114,823)	$2,560
(1): During the first quarter of 2020, the company recognized a gain of $160 million related to the divestiture of AWR, presented within "Gain on sale of business".

Capitalization and amortization of internally developed software costs
Cost of sales	$7,082	$6,582
Research and development	(1,915)	(2,280)
Provision for income taxes	(1,085)	(903)
Total	$4,082	$3,399

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)
	Three Months Ended
	March 31,
	2020	2019
Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$225,620	$234,999
Stock-based compensation	804	793
Amortization of acquisition intangibles	746	851
Acquisition transaction costs and restructuring charges	20	—
Amortization of internally developed software costs	7,082	6,582
Non-GAAP gross profit	$234,272	$243,225
Non-GAAP gross margin	75.7%	78.2%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$213,547	$211,600
Stock-based compensation	(11,298)	(10,241)
Amortization of acquisition intangibles	(514)	(527)
Acquisition transaction costs and restructuring charges	(10,028)	(3,400)
Capitalization of internally developed software costs	1,915	2,280
Non-GAAP operating expenses	$193,622	$199,712

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$171,826	$23,399
Stock-based compensation	12,102	11,034
Amortization of acquisition intangibles	1,260	1,378
Acquisition transaction costs and restructuring charges	10,048	3,400
Net amortization of internally developed software costs	5,167	4,302
Gain on sale of business(1)	(159,753)	—
Non-GAAP operating income	$40,650	$43,513
Non-GAAP operating margin	13.1%	14.0%

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes
Income before income taxes, as reported	$172,386	$25,975
Stock-based compensation	12,102	11,034
Amortization of acquisition intangibles	1,384	1,378
Acquisition transaction costs and restructuring charges	10,176	3,400
Net amortization of internally developed software costs	5,167	4,302
Gain on sale of business(1)	(159,753)	—
Non-GAAP income before income taxes	$41,462	$46,089

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported	$39,731	$2,755
Stock-based compensation	1,502	1,836
Amortization of acquisition intangibles	157	194
Acquisition transaction costs, and restructuring charges	1,615	840
Net amortization of internally developed software costs	1,085	903
Gain on sale of business(1)	(36,369)	—
Non-GAAP provision for income taxes	$7,721	$6,528
(1): During the first quarter of 2020, the company recognized a gain of $160 million related to the divestiture of AWR, presented within "Gain on sale of business".

Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net income, as reported	$132,655	$23,220
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	10,600	9,198
Amortization of acquisition intangibles, net of tax effect	1,227	1,184
Acquisition transaction costs and restructuring, net of tax effect	8,561	2,560
Net amortization of internally developed software costs, net of tax effect	4,082	3,399
Gain on sale of business(1), net of tax effect	(123,384)	—
Non-GAAP net income	33,741	39,561
Non-GAAP net margin	10.9%	12.7%

Diluted EPS, as reported	1.01	0.17
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Impact of stock-based compensation, net of tax effect	0.08	0.07
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.01
Impact of acquisition transaction costs and restructuring, net of tax effect	0.07	0.02
Impact of amortization of internally developed software costs, net of tax effect	0.03	0.03
Impact of gain on sale of business(1), net of tax effect	(0.94)	—
Non-GAAP diluted EPS	0.26	0.30
(1): During the first quarter of 2020, the company recognized a gain of approximately $160 million related to the divestiture of AWR, presented within "Gain on sale of business".

Weighted average shares outstanding -
Basic	130,613	132,252
Diluted	131,357	133,367

National Instruments
Reconciliation of Net Income to EBITDA
(in thousands, unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net income, as reported	132,655	23,220
Adjustments to reconcile net income to EBITDA:
Interest income, net	(2,223)	(2,220)
Tax expense	39,731	2,755
Depreciation and amortization	19,265	18,012
EBITDA	189,428	41,767
Weighted average shares outstanding - Diluted	131,357	133,367

Reconciliation of GAAP Revenue Growth to Organic Revenue Growth (Non-GAAP)
(unaudited)
	Three Months Ended
	March 31,
	2020	2019	Percent Inc/(Dec)
GAAP Revenue	$309,381	$311,074	(0.5)%
less: Net sales from acquisitions or divestitures closed within the last twelve months	(1,337)	(7,601)
Organic Revenue (Non-GAAP)	$308,044	$303,473	1.5%